UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 15, 2019

Ventas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2019 (the “Effective Date”), in connection with Ventas, Inc.’s (the “Company”) May 28, 2019 announcement of his intention to retire from the Company, T. Richard Riney, the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Ethics and Compliance Officer, retired from the Company. He also agreed to become a full-time consultant to the Company as a Senior Advisor.
In connection therewith, the Company and Mr. Riney entered into a Consulting Agreement dated as of the Effective Date (the “Agreement”). The Agreement went into effect immediately upon execution and supersedes Mr. Riney’s employment agreement dated as of July 31, 1998, as amended and his Amended and Restated Change-in-Control Severance Agreement dated March 22, 2011 (the “Prior Employment Arrangements”). No cash severance or other payments were due or payable in connection with Mr. Riney’s retirement or the termination of the Prior Employment Arrangements. In this role, Mr. Riney will devote his full business efforts to performing duties as assigned by the Company’s Chief Executive Officer. The Agreement has a two-month initial term and may be extended or terminated by either party for any reason upon two weeks’ notice (the “Term”).
During the Term, Mr. Riney will earn a monthly fee of $48,076, which is consistent with his previous base salary. He will be eligible to earn his annual cash incentive award in respect of his actual 2019 performance compared to the preestablished 2019 performance goals (i) in full if the Term ends on or after December 31, 2019 or (ii) on a prorated basis if the Term ends prior to December 31, 2019. Payment thereof would be subject to Mr. Riney timely executing and not revoking a general release of claims.
Outstanding equity awards will generally be treated as provided in Mr. Riney’s applicable award agreements, except that all of his vested stock options will remain exercisable until the expiration of the original option term. The Agreement does not provide for any cash severance payments upon execution of the Agreement or upon termination of the consulting relationship for any reason.
As previously disclosed, the Company has an ongoing executive search process to hire a new General Counsel.
The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s 10-K for 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: October 21, 2019	By:	/s/ Robert F. Probst
Robert F. Probst
Executive Vice President and Chief
Financial Officer